Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Datacentrex, Inc., and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Dated: May 28, 2026

AMERICAN VENTURES LLC, SERIES VII USDAE

By: American Ventures Management LLC, its manager By: American Ventures IM LLC, its investment manager

/s/ Eric Newman
Name:	Eric Newman
Title:	Manager

AMERICAN VENTURES LLC, SERIES XLVI DTCX

By: American Ventures Management LLC, its manager By: American Ventures IM LLC, its investment manager

/s/ Eric Newman
Name:	Eric Newman
Title:	Manager

AMERICAN VENTURES MANAGEMENT LLC

/s/ Eric Newman
Name:	Eric Newman
Title:	Manager

AMERICAN VENTURES IM LLC

/s/ Eric Newman
Name:	Eric Newman
Title:	Manager

DOMINARI SECURITIES llc

/s/ Kyle Michael Wool
Name:	Kyle Michael Wool
Title:	CEO

DOMINARI HOLDINGS INC.

/s/ Anthony Hayes
Name:	Anthony Hayes
Title:	CEO

/s/ Eric Newman
Name:	Eric Newman

/s/ Kyle Michael Wool
Name:	Kyle Michael Wool

/s/ Anthony Hayes
Name:	Anthony Hayes